Exhibit 99.1

Fortune Brands Announces CFO Transition; Appoints David Barry as Company’s Next Chief Financial Officer

Highlights:

•
Patrick Hallinan will be departing the Company to pursue a new career opportunity
•
David Barry appointed as Chief Financial Officer for Fortune Brands Innovations, effective March 2, 2023; consistent with the Company’s succession plan
•
Company reaffirms full-year 2022 sales growth and EPS guidance provided as part of its Q3 2022 earnings release
•
Company announces it will release Q4 and full-year 2022 financial results and conduct its investor conference call on February 16, 2023

DEERFIELD, Ill – January 23, 2023 – Fortune Brands Innovations, Inc. (NYSE: FBIN or “Fortune Brands” or the “Company”), an industry-leading home, security and commercial building products company, today announced that David Barry has been appointed as Executive Vice President and Chief Financial Officer, effective March 2, 2023.

“Dave is an experienced finance leader with deep company and industry knowledge and experience. He shares my excitement for the opportunities we have at Fortune Brands Innovations,” said Fortune Brands Chief Executive Officer Nicholas Fink. “As part of a planned succession process, Dave has served as the Senior Vice President of Finance and Investor Relations for nearly two years, gaining even more exposure to all facets of our business and establishing relationships with our external stakeholders. I am confident that Dave’s results-oriented mindset and company experience will help us deliver for all our stakeholders as Fortune Brands Innovations enters into its next phase as a strong, growth-oriented company increasingly focused on brands and innovation.”

Barry has been Senior Vice President of Finance and Investor Relations at Fortune Brands since April 2021. Prior to that, he was Chief Financial Officer and Senior Vice President for the Company’s Water segment from 2017 to 2021. He joined the Company in 2015 as Senior Director of Financial Planning and Analysis, Strategic Planning and Business Development, and was promoted to Vice President of Finance in 2017. Prior to his time at Fortune Brands, Barry held various senior financial roles at J.M. Huber Corporation.

Barry will succeed Patrick Hallinan, who is leaving the Company to pursue a new career opportunity. Hallinan will continue in his current position until March 2, 2023. “On behalf of myself, our Board of Directors and the company, I would like to thank Pat for his outstanding leadership and dedication to Fortune Brands. We are grateful for his many contributions during his six years as Chief Financial Officer, and we wish him the best as he takes on new opportunities,” said Fink.

More information about the transition will be shared at Fortune Brands’ upcoming fourth quarter and full-year earnings call.

Company Reaffirms Guidance

In advance of its fourth quarter and full-year earnings release, Fortune Brands is reaffirming the full-year 2022 sales growth and EPS guidance provided as part of its third quarter earnings release, which included the contribution of its Cabinets business for the full fiscal year. As stated in its third quarter earnings release, the Company expects 2022 full-year sales growth in the range of 4.5 percent to 5.5 percent, and EPS before charges / gains for the full year to be in the range of $6.20 to $6.30.

The Company’s complete fourth quarter and full-year results, as well as 2023 guidance, will be included in the fourth quarter earnings release, with more extensive commentary to follow during the quarterly investor call.

The Company is in the process of completing its accounting processes and preparing its fourth quarter and full-year 2022 financial statements. The guidance presented in this release is based on current expectations and, accordingly, actual results may differ from current expectations as a result of, among other things, completion of the Company’s financial closing procedures and annual audit, final adjustments and other developments that may arise between now and the time these financial results are finalized. Furthermore, the guidance in this press release is not a comprehensive statement of financial results for the 2022 fiscal year.

Fourth Quarter and Full-year Results will be Released on February 16, 2023

The Company will release fourth quarter and full-year 2022 financial results from continuing operations after the market close on Thursday, February 16, 2023. That same day at 5:00 p.m. ET, Fortune Brands will host an investor conference call where Fink, Hallinan and Barry will discuss results. This date was chosen to allow for the time to address the accounting associated with the Cabinets separation, which occurred on December 14, 2022.

A live internet audio webcast of the conference call will be available on the Fortune Brands website at ir.fbin.com/upcoming-events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. (NYSE: FBIN), headquartered in Deerfield, Ill., is a brand, innovation and channel leader focused on exciting, supercharged categories in the home products, security and commercial building markets. The Company’s growing portfolio of brands includes Moen, House of Rohl, Aqualisa, Therma-Tru, Larson, Fiberon, Master Lock and SentrySafe and it is made up of more than 12,000 associates. To learn more about FBIN, its brands and environmental, social and governance (ESG) commitments, visit www.FBIN.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” made within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: general business strategies, market potential, anticipated future financial performance, the potential of our brands, the housing market and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, “intend”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including, but not limited to: the expected benefits and costs of the Cabinets business spin-off transaction; the tax-free nature of the Cabinets business spin-off; general business and economic conditions; our reliance on the North American repair and remodel and new home construction activity levels; our reliance on key customers and suppliers; our ability to maintain our strong brands and to develop innovative products while maintaining our competitive positions; our ability to improve organizational productivity and global supply chain efficiency; our ability to obtain raw materials and finished goods in a timely and cost-effective manner; the impact of sustained inflation, including global commodity and energy availability and price volatility; the impact of trade-related tariffs and risks with uncertain trade environments or changes in government and industry regulatory standards; our ability to attract and retain qualified personnel and other labor constraints; the uncertainties relating to the impact of COVID-19 on the Company’s business and results; our ability to achieve the anticipated benefits of our strategic initiatives; our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire; and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes diluted earnings per share before charges / gains, a measure not derived in accordance with generally accepted accounting principles (“GAAP”). This measure should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of this measure to the most closely comparable GAAP measure, and reasons for the Company’s use of this measure, are presented in the attached pages.

Source: Fortune Brands Innovations, Inc.

INVESTOR CONTACT:

Leigh Avsec

847-484-4211

Investor.Questions@fbhs.com

MEDIA CONTACT:

Darwin Minnis

847-484-4204

Media.Relations@fbhs.com

FORTUNE BRANDS INNOVATIONS, INC.

RECONCILIATION OF FULL YEAR 2022 GUIDANCE DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS

(Unaudited)

	Twelve Months Ending
	December 31, 2022	December 31, 2021	% Change

Diluted EPS before charges/gains - full year range	$6.20 - 6.30	$5.73	8 - 10

Diluted EPS before charges/gains (a)	$6.25	$5.73	9

Restructuring and other (charges)/gains	(0.52)	(0.17)
Asset impairment charge (b)	(0.15)	-
Loss on equity investments (c)	-	(0.02)
Defined benefit plan actuarial losses	(0.01)	-
	-	-
Tax items	0.10	0.09

Diluted EPS - (GAAP)	$5.67	$5.63	1

Diluted EPS - (GAAP) - full year range	$5.62 - 5.72	$5.63	0 - 2

For the twelve months ended December 31, 2021, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $28.1 million ($22.9 million after tax or $0.17 per diluted share) of restructuring and other charges/gains, including costs for banking, legal, accounting and other similar services directly related to the separation of FBHS and its Cabinets business and $2.2 million of mark-to-market expense classified in the other expense, net associated with the acquisition of the remaining outstanding shares of Flo, which occurred in January 2022, loss on equity investments of $4.5 million ($3.4 million net of tax or $0.02 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $1.0 million ($0.7 million net of tax) and a net tax expense of $0.2 million. In addition, we have excluded from this reconciliation the one-time external costs that are contingent on the separation between FBHS and its Cabinets business. We estimate that these expenses will be in the range of $0.28 to $0.32 per diluted share and will be excluded from our diluted EPS before charges and gains.

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a)
Diluted EPS before charges/gains is net income calculated on a diluted per-share basis, excluding restructuring and other charges/gains, asset impairment charges, defined benefit plan actuarial losses, loss on equity investments and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.
(b)
Asset impairment charges for the nine months ended September 30, 2022, represent a pre-tax impairment charge of $26.0 million related to an indefinite-lived tradename in our Cabinets segment.
(c)
Loss on equity investments is related to our investment in Flo Technologies.

Definitions of Terms: GAAP Measures

In January 2022, we acquired 100% of the outstanding equity of Solar, a leading producer of wide-opening exterior door systems and outdoor enclosures, for a purchase price of $61.6 million, net of cash acquired. The purchase price is subject to a final post-closing working capital adjustment. We financed the transaction using cash on hand and borrowings under our revolving credit facility. The results of Solar are reported as part of the Outdoors & Security segment. Its complementary product offerings support the segment’s outdoor living strategy. Solar's net sales and operating income for the three and nine months ended September 30, 2022 were not material to the Company. We have not included pro forma financial information as the transaction is immaterial to our condensed consolidated statements of comprehensive income. The fair value allocated to assets acquired and liabilities assumed as of January 31, 2022 was $61.6 million, which includes $21.0 million of goodwill. Goodwill includes expected sales and cost synergies and is expected to be deductible for income tax purposes.

On April 28, 2022, the Company announced that its Board of Directors authorized the Company to develop a plan to separate the Company into two independent, publicly-traded companies via a tax-free spin-off of the MasterBrand Cabinets, Inc. business into a separate standalone publicly-traded company (the "Spin-Off"). The Spin-Off was completed on December 14, 2022.

In July 2022, we acquired 100% of the outstanding equity of Aqualisa, a leading U.K. manufacturer of shower products known for premium, innovative, smart digital shower systems, for a purchase price of $156.0 million, net of cash acquired of $4.8 million. The results of Aqualisa are reported as part of the Water Innovations segment. Its product offerings will enable us to continue to leverage growing trends in water management and connected products. We financed the transaction with borrowings under our existing credit facilities. We have not included pro forma financial information as it is immaterial to our condensed consolidated statements of comprehensive income. The fair value allocated to assets acquired and liabilities assumed as of July 29, 2022 was $156.0 million.